Exhibit 10.6

Old Republic Asset Management Investment Counsel Services Agreement

Amendment to Section 2 and Section 5

2. Fee:

Inconsideration for so serving, “The Client” will pay “ORAM” the following annual fee in quarterly installments based upon the market value of securities and cash equivalents under supervision as shown by quarterly inventory statements, less a working capital credit, if applicable, in accordance with the following schedule:

Net Portfolio Assets	Management & Accounting	Management Only

Minimum Fee	$2,000.00	$2,000.00
Up to $100,000,000.00	5 basis points	3 basis points
Next $150,000,000.00	3 basis points	2 basis points
Over $250,000,000.00	2 basis points	1 basis points

5. The Client has instructed or agreed with ORAM as to the following:

☒	Investment accounting services to be included.

☒	Proxies to be voted by ORAM.

☐	A working capital asset credit toward the calculation of fees in the amount of (None) .

The effective date of this Amendment is January 1, 2006, and this Amendment shall be constructed according to the law of the State of Illinois.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on this 17th day of January, 2006.

Old Republic Asset Management Corporation

By:
Charles S. Boone Senior Vice President / Treasurer Chief Investment Officer

Its: Senior Vice President/Chief Financial Officer

INVESTMENT COUNSEL SERVICES

THIS AGREEMENT, is made by and between OLD REPUBLIC ASSET MANAGEMENT CORPORATION, 307 N. Michigan Ave., Chicago, IL (herein called “ORAM”) and OLD REPUBLIC MERCANTILE INSURANCE COMPANY (herein called “THE CLIENT”) .

The effective date of this Agreement is October 1, 1995.

1. Services to be Performed:

As investment counsel: (a) ORAM shall advise The Client regarding the proper investment policy, will help to execute the purchase and sale of investments, and shall monitor the value of the invested assets of The Client. Further, ORAM shall prepare instructions for the sale or purchase of any security which The Client instructs ORAM to buy or sell. ORAM, while advising The Client, shall not have authority to deliver or acquire any security except on the prior instruction of The Client. ORAM, while it shall prepare the securities for delivery and instruct brokers on the purchase of securities, shall not receive, deliver or hold in custody any securities of The Client. ORAM shall prepare orders for purchases and instructions for delivery which shall be carried out by The Client. If so instructed by The Client, ORAM may direct the execution of orders for the purchase and sale of securities for the account of The Client. However, The Client shall retain the custody of, responsibility for, and the control of all investments; (b) ORAM shall provide The Client, if so instructed in Section 5, with investment accounting services and will prepare The Client’s investment statements for insurance regulatory purposes on a quarterly basis.

2.	Fee:

In consideration for so serving, The Client will pay ORAM the following annual fee in quarterly installments based on the market value of securities and cash equivalents under supervision as shown by quarterly inventory statements, less a working capital credit, if applicable, in accordance with the following schedule:

Net Portfolio	Investment Management & Accounting	Investment Management Only
Minimum Fee	$2,000	$2,000
Up to $100,000,000	8 basis points	6 basis points
Next $150,000,000	7 basis points	5 basis points
Over $250,000,000	6 basis points	4 basis points

3.	Duration of Agreement:

This Agreement shall continue in force until terminated at the end of any quarterly investment period, upon 30 days’ notice by either party.

This Agreement shall be subject to the re-negotiation of its provisions every three (3) years at the request of either party. If the re-negotiation of the terms of this Agreement is not satisfactory to The Client, The Client may terminate this Agreement upon 30 day’s notice. If no request for renegotiation is made, then this Agreement will automatically renew for another three (3) year term.

4.	Other Matters:

ORAM agrees not to vote proxies for any security held on behalf The Client, unless so instructed in Section 5. All proxies and proxy material shall be forwarded to The Client for appropriate action by The Client.

All information furnished by either of the parties to the other shall at all times be treated in strictest confidence.

This contract is not assignable. It shall be binding upon any successors of ORAM or The Client. ORAM agrees to notify The Client of any changes in its ownership or management within a reasonable time.

5.	The Client has instructed or agreed with ORAM as to the following:

☒	Investment accounting services to be included.

☒	Proxies to be voted by ORAM.

☐	A working capital asset credit toward the calculation of fees in the amount of o

6.	Previous Agreements and Amendments:

This Agreement supersedes all previous agreements, whether oral or written, between The Client and ORAM relating to the subject matter of this Agreement, and may be amended or modified only in writing signed by both parties.

7.	Law Governing:

This Agreement shall be constructed according to the law of the State of Illinois.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on this             day of             . ,1995.

OLD REPUBLIC ASSET MANAGEMENT CORPORATION

By:
Charles S. Boone Vice President-Investment

OLD REPUBLIC MERCANTILE INSURANCE COMPANY

By:
Senior Vice President